UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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UnitedHealth Group Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UnitedHealth Group Incorporated Supplemental Proxy Materials
For the Annual Meeting of Shareholders on June 6, 2022

May 27, 2022

UnitedHealth Group, a Delaware corporation (“UHG” or the “Company”), will hold its 2022 Annual Meeting of Shareholders on June 6, 2022. The Company has been engaged with shareholders regarding shareholder Proposal 4 relating to shareholder ratification of termination pay, and it has come to the Company’s attention there may be some confusion regarding the Company’s position. Accordingly, UHG confirms it has not and will not pay cash severance to executive officers in excess of 2.99 times annual salary and bonus.